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               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                         FORM 8-K

                            CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12,
1996

                 ARCHER-DANIELS-MIDLAND COMPANY
        (Exact name of Registrant as specified in its charter)


       Delaware                1-44                  41-0129150
    (State or other          (Commission          (I.R.S. Employer
     jurisdiction       File Number)         Identification No.)
     of incorporation)



                      4666 Faries Parkway
                       Decatur, Illinois           62526
         (Address of principal executive offices)   (Zip Code)

        Registrant's telephone number, including area code:
217/424-5200

                                Not Applicable
        (Former name or former address, if changed since last report)

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Item 5.  Other Events

     ADM confirms that it is participating in an agreement to settle the federal class action lawsuits filed against several companies involving the sale of lysine. Without admitting to any of the conduct alleged, but to avoid the enormous uncontrollable costs of protracted litigation, ADM has agreed with other companies to contribute to a settlement fund. ADM's contribution to the settlement fund would be $25 million. The settlement covers all of the federal class action suits with respect to the sale of lysine. This settlement would not resolve any lawsuits filed in state court by direct and indirect purchasers of lysine. Formal papers seeking court approval of the settlement were filed in the United States District Court for the Northern District of Illinois on April 12, 1996.




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                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ARCHER-DANIELS-MIDLAND COMPANY


                              ______________________________
                               R. P. Reising
                               Vice President, Secretary and
                                  General Counsel

Dated: April 16, 1996

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